UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 26, 2007
ALKERMES, INC.
(Exact Name of Registrant as Specified in its Charter)

PENNSYLVANIA (State or Other Jurisdiction of Incorporation)	1-14131 (Commission File Number)	23-2472830 (I.R.S. Employer Identification No.)

88 Sidney Street Cambridge, Massachusetts (Address of principal executive offices)	02139 (Zip Code)
Registrant’s telephone number, including area code: (617) 494-0171
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On April 26, 2007, the Compensation Committee of the Board of Directors (the “Committee”) of Alkermes, Inc. (“Alkermes” or the “Company”) approved the Alkermes Fiscal 2008 Named-Executive Bonus Plan (the “Plan”) and established bonus awards that may be earned for the Company’s fiscal year 2008 (April 1, 2007 to March 31, 2008) by the Company’s executive officers. The Company’s executive officers under the Plan are currently Alkermes’ Chairman of the Board of Directors; Chief Executive Officer and President; Vice President, Chief Financial Officer and Treasurer; Vice President, Corporate Development; Vice President, General Counsel and Secretary; Vice President, Science and Development and Chief Medical Officer; and Vice President, Operations (each a “Participant”). Target bonus ranges for each Participant determined by the Committee are 0% to 100% of base salary. The bonuses will be paid based on the achievement of Company objectives and individual performance of the Participants, as determined by the Committee. The Committee set the Company’s objectives under the Plan for fiscal year 2008 as: driving robust supply of RISPERDAL® CONSTA® sales; successfully commercializing VIVITROL®; achieving key development program milestones; and financial performance against budget (“Performance Objectives”).
The Plan is filed with this report as Exhibit 10.1.
Item 8.01 Other Events
On April 26, 2007, the Committee also established certain criteria for the payment of equity and cash compensation to Richard F. Pops, the Company’s Chairman of the Board of Directors (“Chairman”), and David A. Broecker, the Company’s President and Chief Executive Officer (“CEO”), for fiscal year 2008.
The Committee set the Chairman’s performance objectives for fiscal year 2008 to be those Performance Objectives listed above plus the facilitation of an orderly transition of duties of CEO. The Committee set the range of the Chairman’s bonus for fiscal year 2008 at between 0% and 100% of base salary, with a target bonus of 50% of base salary. In order for the Chairman to receive: (i) a cash bonus, at least 20% of the Chairman’s objectives must have been met; (ii) a target bonus, at least 40% of such objectives must have been met; and (iii) the maximum bonus, the substantial achievement of a majority of such objectives must have occurred. The Committee determined that the Chairman was eligible to receive restricted stock awards for fiscal year 2008 commensurate with recent equity awards granted to the Chairman based on the Chairman’s performance versus his performance objectives. In order for the Chairman to receive an equity award, at least 20% of the Chairman’s objectives must be met. A maximum equity award to the Chairman requires the Committee to determine that substantial achievement of a majority of such objectives has occurred.
The Committee set the CEO’s performance objectives for fiscal year 2008 to be those Performance Objectives listed above. The Committee set the range of the CEO’s bonus for fiscal year 2008 at between 0% and 100% of base salary, with a target bonus of 50% of base salary. In order for the CEO to receive: (i) a cash bonus, at least 25% of the Performance Objectives must have been met; (ii) a target bonus, at least 50% of such objectives must have been met; and (iii) the maximum bonus, the substantial achievement of a majority of such objectives must have occurred. The Committee also set the range of the CEO’s equity compensation for fiscal year 2008 at 0 to 500,000 shares, with such shares to include a time vesting component. In order for the CEO to receive an equity award, at least 25% of the Performance Objectives must be met. A maximum equity award to the CEO requires the Committee to determine that substantial achievement of a majority of such objectives has occurred. The Committee’s annual cash compensation review for the CEO will occur near the calendar year-end in conjunction with the Company-wide salary review. In determining any increase in salary, the Committee will consider salaries of CEO’s at comparable companies, other market data, the magnitude of other annual salary increases at the Company, and the status of the CEO’s and the Company’s performance versus the Performance Objectives at the time of such salary review.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit
No.	Description
10.1	Alkermes Fiscal 2008 Named-Executive Bonus Plan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES, INC.
Date: May 2, 2007	By:	/s/ James M. Frates
James M. Frates
Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Alkermes Fiscal 2008 Named-Executive Bonus Plan